Exhibit 99.1

Owl Rock Capital Corp. Reports First Quarter Net Investment Income Per Share of $0.37 and
NAV Per Share of $14.09

NEW YORK — May 5, 2020 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today reported net investment income of $146.3 million, or $0.37 per share, and net loss of $(312.6) million, or $(0.79) per share, for the first quarter ended March 31, 2020. Reported net asset value per share was $14.09 at March 31, 2020 as compared to $15.24 at December 31, 2019.

During the three months ended March 31, 2020, the Company’s operating results were impacted by the current economic and financial market conditions related to the COVID-19 pandemic. We continue to assess the impact of COVID-19 on our portfolio companies. Though the magnitude of the impact remains to be seen, we expect our portfolio companies and, by extension, our operating results to be adversely impacted by COVID-19. For additional information about the COVID-19 pandemic and its potential impact on our results of operations and financial condition, please refer to the “COVID-19 Developments” section and additional disclosure in our Form 10-Q for the quarter ended March 31, 2020.

Craig W. Packer, Chief Executive Officer of Owl Rock Capital Corporation commented, "We were pleased with ORCC’s performance during the quarter as we continued to execute on our strategy of lending to high-quality, upper-middle market companies. Additionally, as we closely monitor the COVID-19 situation we are confident that we are entering these challenging times from a position of relative strength thanks to our robust liquidity position, high quality portfolio, low leverage, an experienced and well-resourced team, and strong track record of credit quality. Thanks to this relative strength, we are well positioned to continue to support our portfolio companies while also prudently deploying capital into new opportunities. However, given the uncertainty our bar for new investments is especially high, as we remain focused on protecting the capital our investors have entrusted us with.”

The Company’s Board of Directors has declared a second quarter 2020 dividend of $0.31 per share and had previously declared a special dividend of $0.08 per share, both for stockholders of record as of June 30, 2020, payable on or before August 14, 2020.

The Board of Directors has previously declared the following special dividends, for shareholders of record as of the last day of each respective quarter:

•	Q1 2020: $0.08 per share
•	Q2 2020: $0.08 per share
•	Q3 2020: $0.08 per share
•	Q4 2020: $0.08 per share

Under the Company’s previously authorized 10b5-1 Plan, the Company’s agent will repurchase shares of common stock on the Company’s behalf when the market price per share is below the most recently reported net asset value per share. This corresponds to a market price of $14.08 based on March 31, 2020 NAV per share of $14.09. The Company 10b5-1 Plan commenced August 19, 2019 and will terminate upon the earliest to occur of (i) February 19, 2021 or (ii) such time as the approved $150 million repurchase amount has been fully utilized, subject to certain conditions. As of March 31, 2020, the Company agent repurchased approximately 4.1 million shares of the Company’s common stock pursuant to the Company 10b5-1 Plan for approximately $48.0 million. As of April 30, 2020, the Company agent repurchased an additional 6.2 million shares of the Company’s common stock pursuant to the Company 10b5-1 Plan, for approximately $74.3 million resulting in a remaining capacity under the 10b5-1 Plan of $27.8 million.

The Company announced that its Board of Directors has approved the reduction of the Company’s minimum asset coverage ratio to 150%, effective March 31, 2021, as permitted under Section 61(a)(2) of the Investment Company Act of 1940 Act, as amended by the Small Business Credit Availability Act, following thorough review of the Company’s strategy, capital structure and investment opportunities. The Company also announced it will seek shareholder approval for the application of the lower minimum asset coverage ratio at the annual meeting of shareholders, so that the Company may increase its leverage limitation under the 1940 Act sooner than March 31,

2021. The date of the shareholder meeting is June 8, 2020. Once the application of the modified asset coverage ratio is effective and provided the Revolving Credit Facility is amended to allow for the reduced asset coverage, the Company plans to target a debt-to-equity range of 0.90x to 1.25x and operate with an increased cushion to the regulatory threshold. The Company believes this will enable it to potentially generate incrementally higher annual earnings for shareholders, while maintaining its direct origination strategy with no change to its investment philosophy.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended March 31, 2020, new investment commitments totaled $731.0 million. This compares to $1,032.7 million for the three months ended December 31, 2019.

For the three months ended March 31, 2020, the principal amount of new investments funded was $615.8 million across 7 new portfolio companies and 11 existing portfolio companies. For this period, the Company had $417.9 million aggregate principal amount in exits and repayments.

For the three months ended December 31, 2019, the principal amount of new investments funded was $795.5 million across 7 new portfolio companies and 6 existing portfolio companies. For this period, the Company had $269.4 million aggregate principal amount in exits and repayments.

As of March 31, 2020 and December 31, 2019, the Company had investments in 101 and 98 portfolio companies with an aggregate fair value of $8.9 billion and $8.8 billion, respectively. As of March 31, 2020, the average investment size in each portfolio company was $88.5 million based on fair value.

As of March 31, 2020, based on fair value, our portfolio consisted of 80.1% first lien senior secured debt investments, 17.6% second lien senior secured debt investments, 1.0% investment funds and vehicles, and 1.3% equity investments.

As of December 31, 2019, based on fair value, our portfolio consisted of 80.9% first lien senior secured debt investments, 18.0% second lien senior secured debt investments, 1.0% investment funds and vehicles, and 0.1% equity investments.

As of March 31, 2020 and December 31, 2019, approximately 97.7% and 98.9% of the portfolio was invested in secured debt, respectively. As of March 31, 2020, 100.0% of our debt investments based on fair value in our portfolio were at floating rates.

As of March 31, 2020 and December 31, 2019, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 8.4% and 8.7%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 8.0% and 8.6%, respectively.

As of March 31, 2020, no investments were on non-accrual status.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2020

Investment Income

Investment income increased to $204.7 million for the three months ended March 31, 2020 from $151.5 million for the three months ended March 31, 2019. The increase was primarily due to an increase in our investment portfolio, partially offset by a decrease in our portfolio yield period over period.

Expenses

Total expenses, after the effect of management and incentive fee waivers, increased to $56.4 million for the three months ended March 31, 2020 from $53.8 million for the three months ended March 31, 2019, which was primarily due to an increase in management and professional fees, partially offset by a decrease in interest expense. Management fees increased as a result of an increase in total assets period over period. The decrease in interest expense was primarily driven by a decrease in the average interest rate partially offset by an increase in the average daily borrowings period over period.

Liquidity and Capital Resources

As of March 31, 2020, we had $0.4 billion in cash and restricted cash, $3.7 billion in total principal value of debt outstanding, and $1.6 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 4.2% and 4.6% for the three months ended March 31, 2020 and December 31, 2019, respectively. Ending debt to equity was 0.60x and 0.46x during the three months ended March 31, 2020 and December 31, 2019, respectively.

Conference Call and Webcast Information

Conference Call Information:

The conference call will be broadcast live on May 6, 2020 at 10:00 a.m. Eastern Time on the Investor Resources section of ORCC’s website at www.OwlRockCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (866) 393-4306
•	International: (734) 385-2616
•	Conference ID: 1891937

All callers will need to enter the Conference ID followed by the # sign and reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Investor Resources section of ORCC’s website, and via the dial-in numbers listed below:

•	Domestic: (855) 859-2056
•	International: (404) 537-3406
•	Conference ID: 1891937

Financial Highlights

	For the three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
Investments at Fair Value	$8,938,345	$8,799,225	$6,831,712
Total Assets	$9,418,293	$9,203,619	$6,979,985
Net Asset Value Per Share	$14.09	$15.24	$15.26

Investment Income	$204,732	$202,255	$151,475
Net Investment Income	$146,256	$145,373	$96,005
Net Income	$(312,590)	$140,192	$114,487

Net Investment Income Per Share	$0.37	$0.37	$0.41
Net Realized and Unrealized Gains (and Losses) Per Share	$(1.17)	$(0.01)	$0.08
Net Income Per Share	$(0.79)	$0.36	$0.49
Distributions Declared from Net Investment Income Per Share	$0.39	$0.35	$0.33

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	8.4%	8.7%	9.4%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	8.0%	8.6%	9.4%
Percentage of Debt Investment Commitments at Floating Rates	100.0%	100.0%	99.6%

Consolidated statements of assets and liabilities

	March 31, 2020 (Unaudited)	December 31, 2019
Assets
Investments at fair value
Non-controlled, non-affiliated investments(amortized cost of $9,274,197 and $8,738,520, respectively)	$8,797,303	$8,709,700
Controlled, affiliated investments (amortized cost of $156,752 and $90,336, respectively)	141,042	89,525
Total investments at fair value (amortized cost of $9,430,949 and $8,828,856, respectively)	8,938,345	8,799,225
Cash (restricted cash of $4,414 and $7,587, respectively)	382,923	317,159
Interest receivable	53,867	57,632
Receivable for investments sold	—	9,250
Receivable from a controlled affiliate	2,188	2,475
Prepaid expenses and other assets	40,970	17,878
Total Assets	$9,418,293	$9,203,619
Liabilities
Debt (net of unamortized debt issuance costs of $55,003 and $44,302, respectively)	$3,638,573	$3,038,232
Distribution payable	152,434	137,245
Management fee payable	16,895	16,256
Payables to affiliates	3,065	5,775
Payable for investments purchased	49,116	—
Accrued expenses and other liabilities	50,948	28,828
Total Liabilities	3,911,031	3,226,336
Commitments and contingencies
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 390,856,121 and 392,129,619 shares issued and outstanding, respectively	3,909	3,921
Additional paid-in-capital	5,950,625	5,955,610
Total distributable earnings (losses)	(447,272)	17,752
Total Net Assets	5,507,262	5,977,283
Total Liabilities and Net Assets	$9,418,293	$9,203,619
Net Asset Value Per Share	$14.09	$15.24

consolidated statements of operations

	For the Three Months Ended March 31,
	2020	2019
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$198,393	$146,439
Other income	4,151	2,339
Total investment income from non-controlled, non-affiliated investments	202,544	148,778
Investment income from controlled, affiliated investments:
Dividend income	2,188	2,697
Other income	—	—
Total investment income from controlled, affiliated investments	2,188	2,697
Total Investment Income	204,732	151,475
Expenses
Interest expense	33,957	34,729
Management fee	33,790	15,187
Performance based incentive fees	25,595	—
Professional fees	3,152	2,124
Directors' fees	233	143
Other general and administrative	2,164	1,614
Total Operating Expenses	98,891	53,797
Management and incentive fees waived	(42,490)	—
Net Operating Expenses	56,401	53,797
Net Investment Income (Loss) Before Taxes	148,331	97,678
Excise tax expense (benefit)	2,075	1,673
Net Investment Income (Loss) After Taxes	$146,256	$96,005
Net Realized and Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(444,135)	$16,428
Controlled affiliated investments	(14,899)	2,046
Translation of assets and liabilities in foreign currencies	(81)	(22)
Total Net Change in Unrealized Gain (Loss)	(459,115)	18,452
Net realized gain (loss):
Non-controlled, non-affiliated investments	348	(4)
Foreign currency transactions	(79)	34
Total Net Realized Gain (Loss)	269	30
Total Net Realized and Unrealized Gain (Loss)	(458,846)	18,482
Net Increase (Decrease) in Net Assets Resulting from Operations	$(312,590)	$114,487
Earnings Per Share - Basic and Diluted	$(0.79)	$0.49
Weighted Average Shares Outstanding - Basic and Diluted	393,441,711	235,886,358

portfolio and investment activity

	For the Three Months Ended March 31,
	2020	2019
New investment commitments
Gross originations	$731,012	$926,939
Less: Sell downs	—	(14,875)
Total new investment commitments	$731,012	$912,064
Principal amount of investments funded:
First-lien senior secured debt investments	$425,426	$814,764
Second-lien senior secured debt investments	106,313	10,500
Unsecured debt investments	—	—
Equity investments	65,132	—
Investment funds and vehicles	18,950	2,500
Total principal amount of investments funded	$615,821	$827,764
Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(383,063)	$(20,000)
Second-lien senior secured debt investments	(34,800)	—
Unsecured debt investments	—	—
Equity investments	—	—
Investment funds and vehicles	—	—
Total principal amount of investments sold or repaid	$(417,863)	$(20,000)
Number of new investment commitments in new portfolio companies(1)	7	8
Average new investment commitment amount	$75,334	$109,447
Weighted average term for new investment commitments (in years)	6.0	6.2
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	0.0%	0.0%
Weighted average interest rate of new investment commitments(2)	7.5%	8.3%
Weighted average spread over LIBOR of new floating rate investment commitments	6.1%	5.7%

________________

(1) Number of new investment commitments represents commitments to a particular portfolio company.
(2) Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 1.45% and 2.60% as of March 31, 2020 and 2019, respectively.

ABOUT OWL ROCK CAPITAL CORPORATION

Owl Rock Capital Corporation (ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of March 31, 2020, ORCC had investments in 101 portfolio companies with an aggregate fair value of $8.9 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an affiliate of Owl Rock Capital Partners. Owl Rock Capital Partners, together with its subsidiaries, is a New York based direct lending platform with approximately $17.3 billion of assets under management as of March 31, 2020.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-651-4705

orccir@owlrock.com

Media Contact:

Prosek Partners

David Wells / Kelly Smith Aceituno / Josh Clarkson

pro-owlrock@prosek.com